EXHIBIT 99.1

                                  RADNET, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


The unaudited pro forma condensed combined financial statements are based on the historical consolidated statements of RadNet after giving effect to the merger with Radiologix, borrowings used to finance the merger and the assumptions and adjustments described in the attached notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined statement of operations is prepared using the historical consolidated statements of operations of RadNet for the year ended October 31, 2005 and the nine months ended July 31, 2006 and the historical consolidated statements of operations of Radiologix for the year ended December 31, 2005 and the nine months ended June 30, 2006 as if the merger and borrowings to finance the merger occurred on November 1, 2004. The unaudited pro forma condensed combined balance sheet is presented as if the merger and borrowings used to finance the merger occurred on July 31, 2006 and combines the unaudited condensed balance sheets of RadNet as of July 31, 2006 and Radiologix as of June 30, 2006.

The allocation of purchase price used in the unaudited pro forma condensed combined financial statements is based upon estimates. The estimates and assumptions are subject to change upon the finalization of the valuation of Radiologix's assets and liabilities. The unaudited pro forma condensed combined financial statements do not include the effects of any anticipated operating efficiencies or cost savings upon the merger. The unaudited pro forma condensed combined financial statements are for illustrative purposes only, and are not necessarily indicative of the consolidated, and should not be taken as representative of the future consolidated results of operations or financial position of RadNet. The pro forma adjustments are based on preliminary information available at the time of the preparation of this document. Estimated valuation of stock-based compensation included in the unaudited pro forma condensed combined financial statement for the year ended October 31, 2005 for RadNet and the year ended December 31, 2005 for Radiologix, and the first quarter of the nine months ended June 30, 2006 for Radiologix do not include the impact of SFAS No. 123 (revised 2004) Share-Based Payment ("SFAS No. 123R").

GE Healthcare Financial Services provided us with $405.0 million of senior debt financing, which includes a $45.0 million revolving credit facility for working capital and general corporate purposes. The remaining $360.0 million funded the cash purchase price of Radiologix and refinanced substantially all of the existing debt of RadNet and Radiologix.

The unaudited pro forma condensed combined financial statements and the accompanying notes are based upon the respective historical consolidated financial statements of RadNet and Radiologix and should be read in conjunction with the historical consolidated financial statements and accompanying notes of RadNet and Radiologix included in this filing.




                                  EXHIBIT 99.1


                                                       RADNET, INC.

                                   UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                      JULY 31, 2006
                                                      (in thousands)

                                                             RadNet         Radiologix      Pro Forma         Pro Forma
                                                          July 31, 2006    June 30, 2006   Adjustments        Combined
                                                          ------------     ------------    ------------      ------------
                                 ASSETS
Current assets:
     Cash and cash equivalents                            $          2     $     43,671    $    (43,180) A   $        493
     Restricted cash                                                --            5,750          (5,750) A             --
     Accounts receivable, net of allowances                     24,299           41,237              --            65,536
     Unbilled receivables and other receivables                  1,035               --              --             1,035
     Due from affiliates                                            --              704              --               704
     Federal and state income tax receivables                       --            6,101              --             6,101
     Other current assets                                        3,533            4,643              --             8,176
                                                          ------------     ------------    ------------      ------------
             Total current assets                               28,869          102,106         (48,930)           82,045

Long-term assets:
     Property and equipment, net                                62,836           68,610          14,020  B        145,466
     Accounts receivable, net of allowances                      1,379               --              --             1,379
     Investments in joint ventures                                  --            9,113              --             9,113
     Goodwill                                                   23,099               --          43,034  C         66,133
     Other intangible assets, net                                   --           52,384           7,725  D         60,109
     Deferred financing costs, net                               5,198            4,117             340  E          9,655
     Other assets                                                5,219              824          (1,075) F          4,968
                                                          ------------     ------------    ------------      ------------
             Total long-term assets                             97,731          135,048          64,044           296,823
                                                          ------------     ------------    ------------      ------------
             Total assets                                 $    126,600     $    237,154    $     15,114      $    378,868
                                                          ============     ============    ============      ============


                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Cash disbursements in transit                        $      5,748     $         --    $         --      $      5,748
     Accounts payable and other accrued expenses                20,962            8,777          (3,760) G         25,979
     Accrued physician retention                                    --            8,115              --             8,115
     Accrued salaries and benefits                                  --            7,767           3,403  H         11,170
     Accrued interest                                               --              683             357  I          1,040
     Accrued restructuring charges                                  --               --             314  J            314
     Current maturities of term loan B                              --               --           2,250  K          2,250
     Current maturities of notes payable                           867               --            (860) K              7
     Current maturities of capital lease obligations             1,849               33              --             1,882
     Other current liabilities                                      --              682              --               682
                                                          ------------     ------------    ------------      ------------
             Total current liabilities                          29,426           26,057           1,704            57,187

Long-term liabilities:
     Subordinated bond debentures                               16,147               --         (16,147) K             --
     Line of credit                                              6,868               --          (6,425) K            443
     Term loan B-long term                                          --               --         222,750  K        222,750
     Second lien credit facility-long term                          --               --         135,000  K        135,000
     Long-term debt, net of current portion                    145,154          158,270        (303,356) K             68
     Convertible debt                                               --           11,980         (11,980) K             --
     Capital lease obligations, net of current portion           3,552               45              --             3,597
     Deferred revenue                                               --            6,290          (6,290) L             --
     Other liabilities                                              22            1,372              --             1,394
                                                          ------------     ------------    ------------      ------------
             Total long-term liabilities                       171,743          177,957          13,552           363,252

Commitments and contingencies                                       --               --              --                --
Minority interests in consolidated subsidiaries                     --            1,145              --             1,145
Stockholders' equity                                           (74,569)          31,995            (142) M        (42,716)
                                                          ------------     ------------    ------------      ------------
             Total liabilites and stockholders' equity    $    126,600     $    237,154    $     15,114      $    378,868
                                                          ============     ============    ============      ============


                                                            RADNET, INC.

                                   UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                               For the Nine Months Ended July 31, 2006
                                                (in thousands, except per share data)

                                                                For the Nine     For the Nine
                                                                  Months           Months
                                                                   Ended            Ended
                                                               July 31, 2006     June 30, 2006       Pro Forma          Pro Forma
                                                                   RadNet        Radiologix (1)     Adjustments         Combined
                                                               -------------     -------------     -------------      -------------

Service fee revenue                                            $     118,462     $     192,366     $        (307) N    $    310,521
Cost of operations:
     Cost of services                                                 88,701           121,308            12,667  O         222,676
     Equipment leases                                                     --            11,095               174  P          11,269
     Provision for doubtful accounts                                   4,739            16,273                --             21,012
     Depreciation and amortization                                    12,175            18,021             1,374  Q          31,570
     Loss (gain) on disposal of equipment, net                           210                --                --                210
                                                               -------------     -------------     -------------      -------------
         Gross profit                                                 12,637            25,669           (14,522)            23,784

Severance and other related costs                                         --               670                --                670
Corporate general and administrative                                      --            12,841           (12,841) S              --
Impairment of goodwill, intangible and long-lived assets                  --             2,241                --              2,241
Interest expense, net, including amortization of
     deferred financing costs                                         14,386            13,296             2,099  T          29,781
Loss (gain) on debt extinguishment                                     2,097                --                --              2,097
Other expense (income), net                                              788                --                --                788
                                                               -------------     -------------     -------------      -------------

Income (loss) before equity in earnings of unconsolidated
     affiliates, minority interests in consolidated
     subsidiaries, income taxes and discontinued operations           (4,634)           (3,379)           (3,780)           (11,793)

Equity in earnings of unconsolidated affiliates                           61             3,110                --              3,171

Minority interests in income of consolidated subsidiaries                 --              (523)               --               (523)
                                                               -------------     -------------     -------------      -------------

INCOME (LOSS) BEFORE INCOME TAXES FROM
     CONTINUING OPERATIONS                                            (4,573)             (792)           (3,780)            (9,145)

Income tax expense                                                        --               388                --                388
                                                               -------------     -------------     -------------      -------------

INCOME (LOSS) FROM CONTINUING OPERATIONS                       $      (4,573)    $      (1,180)    $      (3,780)     $      (9,533)
                                                               =============     =============     =============      =============

INCOME (LOSS) PER COMMON SHARE:
     Income (loss) from continuing operations--basic           $       (0.11)    $       (0.05)                       $       (0.15)
     Income (loss) from continuing operations--diluted         $       (0.11)    $       (0.05)                       $       (0.15)
                                                               =============     =============                        =============

WEIGHTED AVERAGE SHARES OUTSTANDING:
     Basic                                                        41,663,841        22,242,417           379,505  M      64,285,763
     Diluted                                                      41,663,841        22,242,417           379,505  M      64,285,763



--------------------------

(1) The financial statements of Radiologix, Inc. for the interim period were derived by adding the three months ended December 31, 2005, to Radiologix's six months ended June 30, 2006. The nine months ended June 30, 2006, includes the three-month period ended December 31, 2005, which also was included in the pro forma income statement for the year ended December 31, 2005. Summarized operating information about the duplicated quarter is as follows:

Service fee revenue                                               $      62,120
Cost of operations:
   Cost of services                                                      40,060
   Equipment leases                                                       3,453
   Provision for doubtful accounts                                        5,386
   Depreciation and amortization                                          5,997
                                                                  -------------
                        Gross profit                                      7,224

Severance and other related costs                                           670
Corporate general and administrative                                      3,677
Impairment of goodwill, intangible and long-lived assets                  2,241
Interest expense, net, including amortization of
   deferred financing costs                                               4,493
                                                                  -------------

Income (loss) before equity in earnings of unconsolidated
   affiliates, minority interests in consolidated
   subsidiaries, income taxes and discontinued operations                (3,857)

Equity in earnings of unconsolidated affiliates                           1,040

Minority interests in income of consolidated subsidiaries                  (145)
                                                                  -------------

INCOME (LOSS) BEFORE INCOME TAXES FROM
     CONTINUING OPERATIONS                                               (2,962)

Income tax expense                                                          218
                                                                  -------------

INCOME (LOSS) FROM CONTINUING OPERATIONS                          $      (3,180)
                                                                  =============

INCOME (LOSS) PER COMMON SHARE:
     Income (loss) from continuing operations--basic                      (0.14)
     Income (loss) from continuing operations--diluted                    (0.14)
                                                                  =============

WEIGHTED AVERAGE SHARES OUTSTANDING:
     Basic                                                           22,242,417
     Diluted                                                         22,242,417
                                                                  =============



                                                          RADNET, INC.

                                 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                          For the Twelve Months Ended October 31, 2005
                                              (in thousands, except per share data)

                                                              For the Twelve   For the Twelve
                                                                  Months           Months
                                                                   Ended           Ended
                                                             October 31, 2005  December 31, 2005  Pro Forma          Pro Forma
                                                                  RadNet         Radiologix      Adjustments         Combined
                                                               ------------     ------------     ------------      ------------

Service fee revenue                                            $    145,573     $    251,440     $       (409) N   $    396,604
Cost of operations:
     Cost of services                                               109,012          160,898           16,687  O        286,597
     Equipment leases                                                    --           13,035              166  P         13,201
     Provision for doubtful accounts                                  4,929           19,033               --            23,962
     Depreciation and amortization                                   17,101           23,430            1,834  Q         42,365
     Loss (gain) on disposal of equipment, net                          696               --               19  R            715
                                                               ------------     ------------     ------------      ------------
         Gross profit                                                13,835           35,044          (19,115)           29,764

Corporate general and administrative                                     --           16,872          (16,872)               --
Impairment of goodwill, intangible and long-lived assets                 --            2,241               --  S          2,241
Interest expense, net, including amortization of
     deferred financing costs                                        17,493           18,295            3,926  T         39,714
Loss (gain) on debt extinguishment                                       --               --               --                --
Other expense (income), net                                            (523)             670               --               147
                                                               ------------     ------------     ------------      ------------

Income (loss) before equity in earnings of unconsolidated
     affiliates, minority interests in consolidated
     subsidiaries, income taxes and discontinued operations          (3,135)          (3,034)          (6,169)          (12,338)

Equity in earnings of unconsolidated affiliates                          --            3,928               --             3,928

Minority interests in income of consolidated subsidiaries                --             (632)              --              (632)
                                                               ------------     ------------     ------------      ------------

INCOME (LOSS) BEFORE INCOME TAXES FROM
     CONTINUING OPERATIONS                                           (3,135)             262           (6,169)           (9,042)

Income tax expense                                                       --              662               --               662
                                                               ------------     ------------     ------------      ------------

INCOME (LOSS) FROM CONTINUING OPERATIONS                       $     (3,135)    $       (400)    $     (6,169)     $     (9,704)
                                                               ============     ============     ============      ============


INCOME (LOSS) PER COMMON SHARE:
     Income (loss) from continuing operations--basic           $      (0.08)    $      (0.02)                      $      (0.15)
     Income (loss) from continuing operations--diluted         $      (0.08)    $      (0.02)                      $      (0.15)

WEIGHTED AVERAGE SHARES OUTSTANDING:
     Basic                                                       41,207,909       22,067,445          554,477        63,829,831
     Diluted                                                     41,207,909       22,067,445          554,477        63,829,831


                          NOTES TO UNAUDITED PRO FORMA

                     CONDENSED COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRO FORMA PRESENTATION

On July 6, 2006, RadNet, Inc. and Radiologix, Inc. entered into a definitive agreement under which RadNet would merge with and into Radiologix in a business combination to be accounted for using the purchase method. The combined unaudited pro forma historical financial statements assume the issuance of 22,621,922 shares of RadNet common stock and $42,950,000 in cash. The average market price per share of RadNet common stock of $1.74 is based on the average closing price for June 28, 2006 through July 13, 2006.

The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary based on management's best estimate because the proposed merger has not yet been completed and the final valuation has not been completed. The final allocation of the purchase price will be based on Radiologix's assets and liabilities on the closing date.

The following notes to the unaudited pro forma condensed consolidated financial statements give effect to the Radiologix merger as if it had occurred, for balance sheet purposes, on July 31, 2006 and, for statement of operations purposes, on November 1, 2004. The preliminary estimated total purchase price of the merger is as follows:

                                                                  (in thousands)
                                                                  --------------
           Value of stock given by RadNet to Radiologix            $   39,400*
           Cash                                                        42,950
           Estimated transaction fees and expenses                     15,208**
                                                                   ------------
           Total Purchase Price                                    $   97,558
                                                                   ============

(*) Calculated as 22,621,922 shares multiplied by $1.74 (average closing price for June 28, 2006 to July 13, 2006).

(**) Includes $8,274,000 in assumed liabilities of Radiologix, including $3,210,000 in merger and acquisition fees and $5,064,000 in bond prepayment penalties.

Under the purchase method of accounting, the total estimated purchase price as shown above is allocated to Radiologix's net tangible and intangible assets based on their estimated fair values as of the date of the completion of the merger. The preliminary allocation of the pro forma purchase price is as follows:

                                                                  (in thousands)
                                                                  --------------
           Current assets                                           $   102,106
           Property and equipment, net                                   82,630
           Identifiable intangible assets                                59,034
           Goodwill                                                      43,034
           Investments in joint ventures                                  9,113
           Other assets                                                     824
           Current liabilities                                          (26,057)
           Accrued restructuring charges                                   (314)
           Long-term liabilities                                       (171,667)
           Minority interests in consolidated subsidiaries               (1,145)
                                                                     ----------
           Total purchase price                                      $   97,558
                                                                     ==========

We have estimated the fair value of tangible assets acquired and liabilities assumed. Some of these estimates are subject to change, particularly those estimates relating to the valuation of property and equipment and identifiable intangible assets. The allocation of the purchase price is preliminary and based upon management's best estimate because the proposed merger has not yet been completed and the final valuation has not been completed. The final allocation of the purchase price will be based upon Radiologix's assets and liabilities on the closing date and the allocation of the purchase price will be reviewed by an external valuation expert.

CASH, MARKETABLE SECURITIES, INVESTMENTS AND OTHER ASSETS: RadNet valued cash, marketable securities, investments and other assets at their respective carrying amounts as RadNet believes that these amounts approximate their current fair values or the fair values.

IDENTIFIABLE INTANGIBLE ASSETS. RadNet expects identifiable intangible assets acquired to include management service agreements. Management service agreements represent the underlying relationships and agreements with certain professional radiology groups.

Identifiable intangible assets consist of:

                                                                     ESTIMATED
                                    ESTIMATED    AMORTIZATION         ANNUAL
(IN THOUSANDS)                     FAIR VALUE       PERIOD         AMORTIZATION
--------------                     ----------       ------         ------------
Management service agreements      $  59,034       25 years           $ 2,361

RadNet has determined the preliminary fair value of intangible assets with limited discussions with Radiologix management and a review of certain transaction-related documents prepared by Radiologix management.

Estimated useful lives for the intangible assets were based on the average contract terms, which are greater than the amortization period that will be used for management contracts. Intangible assets are being amortized using the straight-line method, considering the pattern in which the economic benefits of the intangible assets are consumed.

GOODWILL. Approximately $43,034,000 has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets. In accordance with SFAS No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS, goodwill will not be amortized but instead will be tested for impairment at least annually. In the event that the management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

2. PRO FORMA ADJUSTMENTS

The following is a brief description of the preliminary adjustments which may change as additional information is obtained. These adjustments are based on management's best estimate. In addition, these adjustments include reclassifications to conform the financial statement presentation of Radiologix with RadNet.

                                                                  (IN THOUSANDS)
                                                                  --------------
(A) To record the cash portion of the purchase price:
         Cash                                                      $     42,950
         Estimated transaction fees and expenses                         15,208
                                                                   ------------
                                                                   $     58,158
         Less:  Increase in cash from borrowings (see Note K)             9,228
                Use of restricted cash - Radiologix                       5,750
                                                                   ------------
                                                                   $     43,180
                                                                   ============
(B) Adjustments to property and equipment, net:
         To record the estimated fair market value adjustment
           to net property and equipment                           $     14,020
                                                                   ============

(C) Adjustments to goodwill:
         To record the preliminary purchase price allocation to
           goodwill as though the acquisition had occurred on
           July 31, 2006:
              Total purchase price                                 $     97,558
           Net assets of Radiologix:
              Book equity of Radiologix                            $     31,995
              Fair market value adjustment to property
                and equipment                                            14,020
              Increase in other intangible assets                         6,650
              Elimination of deferred financing costs                    (4,117)
              Accrued restructuring charges                                (314)
              Elimination of deferred revenue                             6,290
                                                                   ------------
                 Adjusted net assets                               $     54,524
                                                                   ------------
              Goodwill                                             $     43,034
                                                                   ============

(D) Adjustments to other intangible assets:
         To reclass RadNet intangible asset trade name from
           other assets                                            $      1,075
         To eliminate Radiologix historical intangible assets           (52,384)
         To record the preliminary purchase price allocation to
           other intangible assets as though the acquisition had
           occurred on July 31, 2006                                     59,034
                                                                   ------------
                                                                   $      7,725
                                                                   ============

(E) Adjustments to deferred financing costs:
         To eliminate Radiologix historical net deferred
           financing costs due to refinancing of this debt         $     (4,117)
         To write-off RadNet historical deferred financing
           charges and and loan fees                                     (5,198)
         To record the estimated deferred financing costs                 9,655
                                                                   ------------
                                                                   $        340
                                                                   ============

(F) Adjustments to other assets:
         To reclass RadNet other asset trade name to
           intangible assets                                       $     (1,075)
                                                                   ============

(G) Adjustments to accounts payable and other accrued expenses:
         To reclass RadNet accrued salaries and benefits           $     (3,403)
         To reclass RadNet accrued interest                                (357)
                                                                   ------------
                                                                   $     (3,760)
                                                                   ============

(H) To reclass RadNet accrued salaries and benefits                $      3,403
                                                                   ============

(I) To reclass RadNet accrued interest                             $        357
                                                                   ============

(J) To record restructuring charges related to severance for
       certain employees of Radiologix.                            $        314
                                                                   ============

(K) To record payments to be made from the proceeds of the new indebtedness:

    Sources:
    --------
    Term loan B--current                                           $      2,250
    Line of credit                                                          443
    Term loan B--long-term                                              222,750
    Second lien credit facility                                         135,000
                                                                   ------------
          Total sources                                            $    360,443

    Uses:
    -----
    Current maturities of notes payable--RadNet                    $        860
    Subordinated bond debentures--RadNet                                 16,147
    Line of credit--RadNet                                                6,868
    Long-term debt--RadNet                                              145,086
    Long-term debt--Radiologix                                          158,270
    Convertible debt--Radiologix                                         11,980
    Deferred financing fees (see Note E)                                  9,655
    RadNet fees and expenses (see Note M)                                 2,349
                                                                   ------------
          Total uses                                               $    351,215

          Increase in cash (see Note A)                            $      9,228
                                                                   ============

(L) To eliminate Radiologix deferred revenue                       $     (6,290)
                                                                   ============

(M) Adjustments to stockholders' equity:
         To eliminate Radiologix historical stockholders' equity
           and weighted shares outstanding as part of the
           purchase transaction                                    $    (31,995)
         To record the issuance of 22,621,922 shares of RadNet
           stock at an average market price of $1.74 per share
           to acquire Radiologix                                         39,400
         To write-off RadNet historical deferred financing
           charges and loan fees                                         (5,198)
         To record RadNet fees and expenses                              (2,349)
                                                                   ------------
                                                                   $       (142)
                                                                   ============


                                                                  NINE MONTHS ENDED     YEAR ENDED
                                                                    JULY 31, 2006   OCTOBER 31, 2005
                                                                    -------------   ----------------
                                                                            (IN THOUSANDS)
(N) To eliminate Radiologix deferred revenue amortization           $        (307)   $        (409)
                                                                    =============    =============

                                                                  NINE MONTHS ENDED     YEAR ENDED
                                                                    JULY 31, 2006   OCTOBER 31, 2005
                                                                    -------------    -------------
                                                                            (IN THOUSANDS)
(O) To reclass Radiologix corporate overhead as cost of services    $      12,841    $      16,872
    To reclass RadNet equipment rental from cost of services                 (174)            (166)
    To reclass Radiologix losses from sale or disposal of assets
       from cost of services                                                   --              (19)
                                                                    -------------    -------------
                                                                    $      12,667    $      16,687
                                                                    =============    =============

                                                                  NINE MONTHS ENDED     YEAR ENDED
                                                                    JULY 31, 2006   OCTOBER 31, 2005
                                                                    -------------    -------------
                                                                            (IN THOUSANDS)
(P) To reclass RadNet equipment rental from cost of services        $         174    $         166
                                                                    =============    =============

                                                                  NINE MONTHS ENDED     YEAR ENDED
                                                                    JULY 31, 2006   OCTOBER 31, 2005
                                                                    -------------    -------------
                                                                            (IN THOUSANDS)
(Q) To record additional depreciation on property and equipment
       revaluation as a result of the purchase price allocation     $       2,103    $       2,804
    To eliminate Radiologix amortization expense on historical
       intangible assets related to management service agreements          (2,500)          (3,331)
    To add amortization of identifiable intangible assets recorded
       as a result of purchase price allocation                            1,771            2,361
                                                                     -------------    -------------
                                                                    $       1,374    $       1,834
                                                                    =============    =============

                                                                  NINE MONTHS ENDED     YEAR ENDED
                                                                    JULY 31, 2006   OCTOBER 31, 2005
                                                                    -------------    -------------
                                                                            (IN THOUSANDS)
(R) To reclass Radiologix losses from sale or disposal of assets
       from cost of services                                        $         --     $          19
                                                                    =============    =============



                                                                  NINE MONTHS ENDED     YEAR ENDED
                                                                    JULY 31, 2006   OCTOBER 31, 2005
                                                                    -------------    -------------
                                                                            (IN THOUSANDS)
(S) To reclass Radiologix corporate overhead as cost of services    $     (12,841)   $     (16,872)
                                                                    =============    =============

                                                                  NINE MONTHS ENDED     YEAR ENDED
                                                                    JULY 31, 2006   OCTOBER 31, 2005
                                                                    -------------    -------------
                                                                            (IN THOUSANDS)
(T) To eliminate Radiologix interest income with use of cash as
       part of the purchase transaction                             $       1,247    $       1,128

    To reverse interest expense related to historical notes,
       leases, bonds and lines of credit with new financing
       related to the purchase transaction:
          For Radiologix                                                  (13,432)         (17,908)
          For RadNet                                                      (13,292)         (15,871)
    To add interest expense related to new financing related
       to the purchase transaction (1)                                     28,380           37,840
    To reverse interest expense related to historical deferred financing charges and loan fees with new financing related to the purchase transaction:
          For Radiologix                                                   (1,237)          (1,650)
          For RadNet                                                         (710)          (1,137)
    To add interest expense related to new financing transaction
       fees (2)                                                             1,143            1,524
                                                                    -------------    -------------
                                                                    $       2,099    $       3,926
                                                                    =============    =============

________________

(1) Assume a first lien six-year, 1% principal payment per year, note payable of $225 million at LIBOR + 3.5%, or an estimated 9.0%, a second lien seven-year, interest-only note payable of $135 million at LIBOR + 7.5%, or an estimated 13.0%, and an estimated line of credit draw of $0.4 million.

The interest expense calculation presented above uses the actual LIBOR rates for the periods presented to determine the interest rate applied to the borrowings under the Term Loan B, the Second Lien Credit Facility and the line of credit. If the LIBOR rate increases or decreases, the effect on interest expense would be as follows:

EFFECT ON INTEREST EXPENSE

LIBOR RATE                                 NINE MONTHS             YEAR ENDED
INCREASE/DECREASE                         JULY 31, 2006         OCTOBER 31, 2005
-----------------                         -------------         ----------------
                                                     (IN THOUSANDS)
0.25%                                       $    676                $    901
0.50%                                          1,352                   1,802
0.75%                                          2,027                   2,703
1.00%                                          2,703                   3,604
__________________

(2) Estimated financing fees of $9.3 million for the RadNet acquisition of Radiologix amortized over the weighted-average financing period of approximately 76 months, or approximately $127,000 per month.

The pro forma statements of income contain no adjustment of the RadNet net deferred financing costs of $5,198,000 as of July 31, 2006, and debt prepayment penalties of $2,349,000 that will be expensed upon refinancing the existing debt of RadNet.